SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 6, 2005

FONIX CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware 0-23862 87-0380088

(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identification No.)

9350 South 150 East, Suite 700, Sandy, Utah 84070

(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (801) 553-6600

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Exchange of Series J Preferred Stock for Series I Preferred Stock

On October 6, 2005, Fonix Corporation (the "Company") entered into a Series J 5% Convertible Preferred Stock Exchange Agreement (the "Exchange Agreement") with Southridge Partners, LP ("Southridge"), a Delaware limited partnership. Pursuant to the Exchange Agreement, Southridge exchanged all of the shares of Series I 8% Convertible Preferred Stock that it acquired from The Breckenridge Fund, LLC, for 1,452 shares of the Company's Series J 5% Convertible Preferred Stock (the "Series J Preferred Stock").

In connection with the issuance of the Series J Preferred Stock, we agreed to register the resale by Southridge of shares to be issued upon conversion of the Series J Preferred Stock.

The Series J Preferred Stock entitles Southridge to receive dividends in an amount equal to 5% of the then-outstanding balance of shares of Series J Preferred Stock. The dividends are payable in cash or shares of the Company's Class A common stock, at the Company's option.

The Series J Preferred Stock may be converted into common stock of the Company at the option of the holder by using a conversion price which shall be the 90% of the average of the two (2) lowest closing bid prices for the twenty-day trading period prior to the conversion date.

Redemption of the Series I Preferred Stock, whether at our option or that of Southridge, requires us to pay, as a redemption price, the stated value of the outstanding shares of Series J Preferred Stock to be redeemed, together with any accrued but unissued dividends thereon, multiplied by one hundred ten percent (110%).

Because the shares of Series J were issued in exchange for the remaining outstanding shares of Series I Preferred Stock, we did not receive any proceeds in connection with the issuance of the Series J Preferred Stock.

In connection with the issuance of the Series J Preferred Stock, we filed with the State of Delaware a Certificate of Designation and Series J 5% Convertible Stock Terms (the "Series J Terms"), which become a part of our Certificate of Incorporation, as amended.]

Under the Exchange Agreement and the Series J Terms, Southridge may convert shares of Series J Preferred Stock into shares of our common stock. Our issuances of shares of common stock upon any conversion of the Series J Preferred Stock will be made without registration under the securities Act of 1933 (the "1933 Act") in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder. As noted above, the Company agreed to register the resales of shares issued to Southridge upon conversion of the Series J Preferred Stock.

ITEM 9.01. Financial Statements and Exhibits

(a) Financial Statements

None

(b) Exhibits

99.1 Series J 5% Convertible Preferred Stock Exchange Agreement, dated as of September 30, 2005, between Fonix Corporation and Southridge Partners, LP.

99.2 Registration Rights Agreement, dated as of September 30, 2005, between Fonix Corporation and Southridge Partners, LP.

99.3 Certificate of Designation of Rights and Preferences for Series J 5% Convertible Preferred Stock of Fonix Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION

(Registrant)

Date: October ___, 2005

By:

Roger D. Dudley

Executive Vice President and Chief Financial Officer (Principal Accounting Officer)